Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I,  Stephen Brock, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q for the quarterly period ended December 31, 2008 of Public Company Management Corporation fully complies  with the requirements of Section 13(a) or 15(d) of  the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Public Company Management Corporation.

Date:  January 26, 2009

By:	/s/ Stephen Brock
Stephen Brock,
Chief Executive Officer

I,  Trae O'Neil High, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the quarterly report on Form 10-Q for the quarterly period ended December 31, 2008 of Public Company Management Corporation fully complies  with the requirements of Section 13(a) or 15(d) of  the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Public Company Management Corporation.

Date:  January 26, 2009

By:	/s/ Trae O'Neil High
Trae O'Neil High
Chief Financial Officer